Exhibit 10.3

SECOND AMENDMENT TO CONTRACT OF SALE

THIS SECOND AMENDMENT TO CONTRACT OF SALE (this “Second Amendment”) is made and entered into as of December , 2024, by and between Third Avenue Apartments, LLC, a Delaware limited liability company (“Seller”), and Cats Mirror Lake, LLC, a Delaware limited liability company (“Purchaser”).

BACKGROUND

WHEREAS, Seller and Purchaser are parties to that certain Contract of Sale dated effective as of October 2, 2024 (the “Contract”) for the sale and purchase of the Property as described in the Agreement; and

WHEREAS, Seller and Purchaser have agreed to modify and amend the Contract in accordance with this Second Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto acknowledge and agree as follows:

1.       Recitals; Capitalized Terms. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise indicated, all capitalized terms used herein shall have the same meaning as given to such terms in the Contract. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Contract, the terms and provisions of this Amendment shall control.

2.       Closing Date: The Closing Date shall be December 13, 2024 unless mutually agreed by the parties to be earlier.

3.       Purchase Price: Seller shall sell, and Purchaser shall purchase, the Property for the sum of Thirteen Million Dollars and 00/100 ($13,000,000).

4.       Feasibility Period: The Feasibility Period shall expire at 5:00 pm Eastern Time on December 6, 2024.

5.       Full Force and Effect. All of the terms and conditions of the Purchase Agreement shall remain in full force and effect except to the extent provided herein including and not limited to Seller’s obligations regarding all issues related to the title commitment.

6.       Counterpart. This Second Amendment may be executed in counterpart signatures, each of which shall be deemed an original and together shall constitute one instrument. Facsimile and electronic “PDF” signatures of this Second Amendment shall be treated as original signatures and given full force and effect.

[Signatures on following page]

[SIGNATURE PAGE TO SECOND AMENDMENT TO CONTRACT OF SALE]

IN WITNESS WHEREOF, Purchaser and Seller have duly executed and delivered this Second Amendment as of the date and year set forth above.

SELLER:

THIRD AVENUE APARTMENTS, LLC

By:
Name:
Title:

BUYER:

CATS MIRROR LAKE, LLC

By:
Name:
Title: